Exhibit 10.29

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
[Physicians Formula Holdings, Inc. Letterhead]

_____________, _______

_________________
___________________
___________________
___________________

Re:	Grant of Non-Qualified Stock Option

Dear _________:

Physicians Formula Holdings, Inc. (the “Company”) is pleased to advise you that, pursuant to the Company's 2006 Equity Incentive Plan (the “Plan”), the Committee has granted to you an option (the “Option”) to acquire shares of Common Stock, as set forth below, subject to the terms and conditions set forth herein:

Number of Options Shares:	____________________
Date of Grant:	____________________
Exercise Price per Option Share:	____________________
Vesting of Option Shares:	____________________
Expiration Date of All Option Shares:	____________________

The Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

Any capitalized terms used herein and not defined herein have the meaning set forth in the Plan.

1. Option.

(a) Term.  Subject to the terms and conditions set forth herein, the Company hereby grants to you (or such other persons as permitted by paragraph 5) an Option to purchase the Option Shares at the exercise price per Option Share set forth above in the introductory paragraph of this letter agreement (the “Exercise Price”), payable upon exercise as set forth in paragraph 1(b) below.  The Option shall expire at the close of business on the date set forth above in the introductory paragraph of this letter agreement (the “Expiration Date”), which is the tenth anniversary of the date of grant set forth above in the introductory paragraph of this letter agreement (the “Grant Date”), subject to earlier expiration as provided under the Plan should your employment or service with the Company or a Subsidiary terminate.  The Exercise Price and the number and kind of shares of Common Stock or other property for which the Option may be exercised shall be subject to adjustment as provided under the Plan.  For purposes of this letter agreement, “Option Shares” mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.

(b) Payment of Option Price.  Subject to paragraph 2 below, the Option may be exercised in whole or in part upon payment of an amount (the “Option Price”) equal to the product of (i) the Exercise Price and (ii) the number of Option Shares to be acquired.  Payment of the Option Price shall be made as provided under the Plan.

2. Exercisability/Vesting and Expiration.

(a) Normal Vesting.  The Option granted hereunder may be exercised only to the extent it has become vested.  The Option shall vest in as indicated by the vesting dates of Option Shares set forth in the introductory paragraph of this letter agreement.

(b) Normal Expiration.  In no event shall any part of the Option be exercisable after the Expiration Date.

(c) Effect on Vesting and Expiration of Employment Termination.  Notwithstanding paragraphs 2(a) and (b) above, the special vesting and expiration rules set forth in the Plan shall apply if your employment or service with the Company or a Subsidiary terminates prior to the Option becoming fully vested and/or prior to the Expiration Date.

(d) Change in Control.  If you have been continuously employed by the Company from the Grant Date, the Option granted hereunder shall become fully vested and exercisable automatically upon a Change in Control, whether or not your employment or service with the Company or a Subsidiary subsequently terminates.

3. Procedure for Exercise.  You may exercise all or any portion of the Option, to the extent it has vested and is outstanding, at any time and from time to time prior to the Expiration Date, by delivering written notice to the Company in the form attached hereto as Exhibit A, together with payment of the Option Price in accordance with the provisions set forth in the Plan.  The Option may not be exercised for a fraction of an Option Share.

4. Withholding of Taxes.

(a) Participant Election.  Unless otherwise determined by the Committee, you may elect to deliver shares of Common Stock (or have the Company withhold Option Shares acquired upon exercise of the Option) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of the Option.  Such election must be made on or before the date the amount of tax to be withheld is determined.  Once made, the election shall be irrevocable.  The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined.

(b) Company Requirement.  The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to you, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to the delivery of Option Shares under this letter agreement.

5. Transferability of Option.  You may transfer the Option granted hereunder only by will or the laws of descent and distribution or to any of your Family Members by gift or a qualified domestic relations order as defined by the Code.  Unless the context requires otherwise, references herein to you are deemed to include any permitted transferee under this paragraph 5.  The Option may be exercised only by you; by your Family Member if such person has acquired the Option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or representative of any of the foregoing.

6. Conformity with Plan.  The Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference).  Inconsistencies between this letter agreement and the Plan shall be resolved in accordance with the terms of the Plan.  By executing and returning the enclosed copy of this letter agreement, you acknowledge your receipt of this letter agreement and the Plan and agree to be bound by all of the terms of this letter agreement and the Plan.

7. Rights of Participants.  Nothing in this letter agreement shall interfere with or limit in any way the right of the Company to terminate your employment or other performance of services at any time (with or without Cause), nor confer upon you any right to continue in the employ or as a director or officer of, or in the performance of other services for, the Company or a Subsidiary for any period of time, or to continue your present (or any other) rate of compensation or level of responsibility.  Nothing in this letter agreement shall confer upon you any right to be selected again as a Plan participant.

8. Amendment or Substitution of Option.  The terms of the Option may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of the Option);  provided that no such amendment shall adversely affect in a material manner any of your rights under the award without your written consent.

9. Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this letter agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

10. Severability.  Whenever possible, each provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this letter agreement.

11. Counterparts.  This letter agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same letter agreement.

12. Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

13. Governing Law.  THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THE PLAN, AND OF ITS RULES AND REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS LETTER AGREEMENT, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE.

14. Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this letter agreement shall be in writing and shall be deemed to have been given when (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent by facsimile or (iv) sent by reputable overnight courier, to the recipient.  Such notices, demands and other communications shall be sent to you at the address specified in this letter agreement and to the Company at 1055 West 8th Street, Azusa, California 91702, Attn: Chief Financial Officer, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

15. Entire Agreement.  This letter agreement and the terms of the Plan constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to your acquisition of the Option Shares.

*****

Signature Page to Stock Option Award Agreement

Please execute the extra copy of this letter agreement in the space below and return it to the Company to confirm your understanding and acceptance of the agreements contained in this letter agreement.

Very truly yours,

PHYSICIANS FORMULA HOLDINGS, INC.

By:____________________________

Name:__________________________

Title:___________________________

Enclosures:	Extra copy of this letter agreement

Copy of the Plan

The undersigned hereby acknowledges having read this letter agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

OPTIONEE

_________________________________

Dated as of: ___________________

EXHIBIT A

Form of Letter to be Used to Exercise Stock Option

Date

_________________
___________________
___________________
___________________

Attention:

I wish to exercise the stock option granted on                      and evidenced by a Stock Option Award Agreement dated as of                , to acquire              shares of Common Stock of             , at an option price of $_______ per share.  In accordance with the provisions of paragraph 1 of the Stock Option Award Agreement, I wish to make payment of the exercise price (please check all that apply):

☐	in cash
☐	by delivery of shares of Common Stock held by me
☐	by simultaneous sale through a broker

Please issue a certificate for these shares in the following name:

____________________________
Name
________________________________
Address

Very truly yours,

_________________
Signature

_________________
Typed or Printed Name

_________________
Social Security Number